FOR IMMEDIATE RELEASE

NIVS IntelliMedia Technology Group, Inc. Announces Amex Delisting Notice

HUIZHOU, China, April 11, 2011 /PRNewswire-Asia-FirstCall/ -- NIVS IntelliMedia Technology Group, Inc. ("NIVS" or the "Company") (NYSE Amex: NIV), a comprehensive consumer electronics company that designs, manufactures, and sells intelligent audio and visual products and mobile phones, today announced that, on April 5, 2011, the Company received notification from the NYSE Amex LLC (“Amex”) of its intention to delist the Company’s common stock pursuant to Section 1009(a) of the Amex Company Guide, based on a determination by the staff of NYSE Regulation, Inc. (the “Staff”), that it is necessary and appropriate for the protection of investors to initiate immediate delisting proceedings.

Citing the content of the March 24, 2011 resignation letter of MaloneBailey LLP (“MaloneBailey”), the Company’s former independent auditor, Amex determined that the Company is not in compliance with Amex listing standards and is therefore subject to immediate delisting.  Specifically, the Staff has determined that the Company is subject to delisting pursuant to the following Sections of the Amex Company Guide: (i) Section 1003(f)(iii) in that, in the view of the Staff, the Company’s actions and inactions led to MaloneBailey’s resignation and withdrawal of its audit opinions casting material doubt on the integrity of the Company’s financial statements, which were relied upon by Amex; (ii) Section 1003(d), as a result of the withdrawal of MaloneBailey’s audit opinions and the fact that there is no current audited financial information available for the Company, which as a result has caused the Company’s filings to be noncompliant with regulations of the SEC; (iii) Section 127, based on the withdrawal of MaloneBailey’s opinions; and (iv) Sections 134 and 1101, since the timely filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 is a condition for the Company’s continued listing on the Exchange and not only has the Company stated that it will be unable to make such a filing by the April 15, 2011 deadline, but the Exchange expects that its new independent auditor will need to complete a full audit of the Company’s financial statements.  The foregoing is only a summary of the Staff’s determination.  For a complete description, see the Company’s current report on Form 8-K filed with the SEC on April 11, 2011.

The Company has a limited right to appeal the Staff’s determination by requesting an oral or written hearing before an Amex Listing Qualifications Panel on or before April 12, 2011.  If the Company does not request an appeal by such date, then the Company will be deemed to have waived the opportunity for a hearing and the decision will become final.  The Company intends to appeal the delisting determination and request a hearing before the Exchange, but there can be no assurance that the Company’s request for continued listing will be granted.

About NIVS IntelliMedia Technology Group, Inc.

NIVS IntelliMedia Technology Group, Inc., (NYSE Amex: NIV) is an integrated consumer electronics company that designs, manufactures, markets, and sells intelligent audio and video products and mobile phones in China, Greater Asia, Europe, and North America. The NIVS brand has received "Most Popular Brand" distinction in China's acoustic industry for three consecutive years, among numerous other awards. NIVS has developed leading Chinese speech interactive technology, which forms a foundation for the Company's intelligent audio and visual systems, including digital audio, LCD televisions, digital video broadcasting set-top boxes, peripherals, and more.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the timing and outcome of the Company’s planned appeal of the delisting determination to the Amex Listing Qualifications Panel; the conduct, timing, duration and outcome of the investigation of the Special Committee of the Board of Directors into the allegations made by MaloneBailey; the Company's business and operations; business strategy, plans, and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

For more information, please contact:

NIVS IntelliMedia
Jason Wong
Vice President, Investor Relations
Mobile: +86 138 2991 6919 in China
Email: jason@nivsgroup.com

Christensen
Tom Myers
Mobile: +86 139 1141 3520 in China
Email: tmyers@christensenir.com

Source: NIVS IntelliMedia Technology Group, Inc.
www.nivsgroup.com/English